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                                                                    EXHIBIT 23.2


                         INDEPENDENT REGISTERED PUBLIC
                           ACCOUNTING FIRM'S CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2004, except for Note 4, dated May 10, 2004, relating to the combined financial statements of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC which are included in Great Wolf Resorts, Inc.'s prospectus filed with the Securities and Exchange Commission on December 15, 2004 pursuant to Rule 424(b).




/s/ Rubin, Brown, Gornstein & Co. LLP

Rubin, Brown, Gornstein & Co. LLP
Saint Louis, Missouri
December 16, 2004